Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 25, 2026, with respect to the consolidated financial statements of Medicus Pharma Ltd., included herein, and to the reference to our firm under the heading "Experts and Legal Matters" in the prospectus.

/s/ KPMG LLP

New York, New York
March 25, 2026